Exhibit 10.5
                  [RAM ENERGY, INC. LETTERHEAD]




December 15, 2000


Mr. Larry E. Lee
President and CEO
RAM Energy, Inc.
5100 East Skelly Drive, Suite 650
Tulsa, OK  74135

RE:  Notification of Base Salary Increase under Employment
     Agreement dated December 1, 1997, by and between RAMCO
     Operating Company and Larry E. Lee (the "Agreement")

Dear Mr. Lee:

Pursuant to the resolution unanimously adopted by the Company's Board of Directors on December 14, 2000, this is to notify you that effective January 1, 2001, the annual Base Salary (as defined in the Agreement) payable to you under the provisions of Section 2(b)(i) of the Agreement shall be increased to the sum of $321,550. As provided in said Section 2(b)(i), such Base Salary shall not be reduced during the remainder of the Employment Period (as defined in the Agreement).

This notification letter shall be maintained in the Company's files along with the Agreement.

Very truly yours,

WILLIAM W. TALLEY
William W. Talley II
Chairman

WWT:cbg